Exhibit 23


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements, Files Nos. 33-24182, 33-24183, 33-51899, 33-28995, 33-
     37454, 33-39695 and 33-64675.




     Cincinnati, Ohio        ARTHUR ANDERSEN LLP
       December 15, 1995